UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On September 11, 2017, Document Security Systems, Inc. (the “Company”) and Heng Fai Ambrose Chan (“Mr. Chan”) entered into an Employment Agreement (the “Agreement”) which will take effect on October 1, 2017. Pursuant to the Agreement, the Company agrees to employ Mr. Chan to serve as the Chief Executive Officer of the Company’s recently formed wholly-owned subsidiary, DSS International Inc., and that subsidiary’s wholly-owned subsidiary, DSS Asia Limited (collectively, “DSS International”). Pursuant to the Agreement, DSS International’s Board of Directors will establish an executive committee (the “Executive Committee”) to oversee Mr. Chan’s activities, and Mr. Chan will report directly to the Executive Committee and shall be subject to the supervision of, and shall have such authority as is delegated to him by the Executive Committee, which authority shall be sufficient to perform his duties under the Agreement. Mr. Chan’s service under the Agreement will be part-time. Under the Agreement, Mr. Chan will receive an annual salary of $1 and the Company will reimburse him for his reasonable travel and other business expenses. The term of the agreement is three years although Mr. Chan can terminate the agreement at any time. Mr. Chan also serves as a director of the Company.

Within thirty days of the effective date of the Agreement, the Company will make a one-time investment in DSS International of $1,000,000, with such funds to be used primarily for investment in DSS International and the growth and development of DSS International. Specifically, those funds will be used for employment of staff, to establish offices in Singapore, Hong Kong and the United States as needed, and for the acquisition of equipment and other necessary and proper business expenses. Mr. Chan will provide sufficient office space for one employee in each of Hong Kong and Singapore. The Agreement also contains customary protections for the Company’s proprietary information.

The Employment Agreement is filed as exhibit 10.1 to this report. The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.1	Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: September 13, 2017	By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi
Chief Executive Officer